PROMISSORY NOTE

Principal Amount: $	Issue Date: _______________, 200__

FOR VALUE RECEIVED, ___________________________, a corporation (the “Borrower”), residing at, _________________________________________________ hereby promises to pay to the order of ____________________________________________, an individual residing at _______________________________________________ (the “Lender”; Lender and all other or subsequent holders of this Note being sometimes referred to as the “Holder”), on order, without demand, the principal sum of ______________________________________ Dollars ($__________________________________) (the “Loan”) together with interest on the unpaid principal amount until paid in full, at a fixed rate of ________________________ percent (___%) per annum until all sums due hereunder are paid in full. Unless retired earlier or unless the maturity hereof is sooner accelerated based on an Event of Default (as defined below), this Note shall mature and the principal sum due hereunder, together with all accrued and unpaid interest thereon and other sums due hereunder, shall become due and payable in full on ________________________________________________, 200__ (the “Maturity Date”).

1. Interest. The aggregate unpaid principal balance of the Loan shall bear interest at a rate of ___________________________ (________%) per annum.

2. Interest Payments.  All interest hereunder shall be due and payable on the Maturity Date.

3. Prepayment. This Note may be prepaid in full or in part at any time without notice or penalty to the Borrower, in its sole discretion.

4. Service Charge. If any payment of principal is not made when due, the Borrower will automatically owe the Holder a service charge equal to five percent (5%) of any payment of principal not paid on the date when due. The Borrower acknowledges that the aforesaid late payment fees are not imposed as a charge for the use of money, but rather are imposed to permit the Holder to recoup administrative charges, additional overhead and other costs in dealing with loans not paid on time, and the late payment fees provided for hereunder shall in no way be deemed an interest charge. The Holder shall have no obligation to accept any late payments hereunder not accompanied by the service charge(s) specified herein.

5. Event of Default. Notwithstanding the Maturity Date, the entire principal balance due under this Note, together with accrued and unpaid interest, if any, may be accelerated and become due and payable immediately, at the Holder's option, upon the occurrence of any “Event of Default”, which is defined as any of the following:

(a) Failure to Pay Principal or Interest. The Borrower fails to make any payment of principal, interest or other sum due under this Note within five (5) days of the date when such payment is due, or the failure of the Borrower to pay the entire principal and any accrued and unpaid interest hereunder on the Maturity Date. The Holder has no obligation to provide notice, written or verbal, to the Borrower notifying the Borrower of its failure to pay nor shall the Holder provide the Borrower with any cure period.

(b) Breach of Covenant. Breach by the Borrower of any covenant of this Note.

(c) Bankruptcy. Filing by the Borrower, of a voluntary petition under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or any action indicating the Borrower’s consent to, approval of, or acquiescence in, any such petition or proceeding; or the Borrower’s consent to the appointment of a receiver or trustee for all or a substantial part of their respective properties; or the making of an assignment to the benefit of the creditors on behalf of the Borrower; or the Borrower's inability or the admission in writing of its or his inability to pay debts as they mature.

(d) Insolvency Etc. Filing of an involuntary petition against the Borrower under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee for all or a substantial part of the Borrower's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of such properties, which remains undismissed, unbonded or undischarged ninety (90) days’ after issuance.

Notwithstanding anything to the contrary herein, any Event of Default shall allow the Holder, with or without notice to: (a) accelerate the maturity of this Note and demand immediate payment of all outstanding principal and accrued interest, and other sums due hereunder, and (b) immediately exercise and pursue any rights, privileges, remedies and powers as provided in this Note or under law. Additionally, the Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in the Holder’s sole discretion. Failure of the Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

6. Waiver. Except as set forth herein, the Borrower hereby (i) waives presentment, demand, notice, protest, notice of protest and notice of non-payment and any other notice required to be given under the law in connection with the delivery, acceptance, performance, default or enforcement of this Note or any document or instrument evidencing any guaranty or security for payment of this Note; (ii) consents to any and all delays, extensions, renewals or other modifications of the Note or waivers of any term hereof or release or discharge by the Holder of the Borrower or release, substitution or exchange of any security or guarantee for the payment hereof or the failure to act on the part of the Holder or any indulgence shown by the Holder, from time to time and in one or more instances, (without notice to or further assent from the Borrower) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of the Holder shall in any way affect or impair the obligations of the Borrower or be construed as a waiver by the Holder of, or otherwise affect, any of the Holder’s rights under this Note or under any document or instrument evidencing any security or guarantee for payment of this Note; and (iii) agrees to pay in case of an Event of Default, on demand, all costs and expenses of collection of this Note and/or the enforcement of the Holder's right with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment or guarantee of payment hereof, including reasonable attorneys’ fees plus costs, all such amounts payable as obligations of the Borrower.

7. Attorneys’ Fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all attorneys’ and paralegals’ fees, costs and expenses incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, or in connection with seeking an out-of-court workout or settlement of any of the foregoing, as well as appearances in and connected with any receivership or bankruptcy proceedings or creditors’ reorganization or similar proceedings, or post-judgment proceedings to enforce any judgment obtained by the Holder.

8. Maximum Payments. The Borrower and the Holder intend to comply at all times with applicable usury laws. All agreements between the Borrower and the Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum rate of interest allowable under applicable law, or absent a maximum stated allowable rate, then, eighteen percent (18%) per annum. The Holder may, in determining the maximum rate of interest in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to the Holder that exempts the Holder from any limit upon the rate of interest it may charge or grants to the Holder the right to charge a higher rate of interest. If from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of highest rate permitted by law, the interest payable to the Holder shall be reduced to the highest rate permitted by law; and if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum rate of interest specified herein, an amount equal to any excessive interest shall be applied to the reduction of the principal of Loan, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan such excess shall be refunded to the Borrower. Neither the Borrower nor any guarantor or endorser shall have any action against the Holder for any damages whatsoever arising out of the payment or collection of any excess interest.

9. Successors and Assigns. All of the terms and provisions of this Note shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto, and their respective successors, heirs, personal representatives, and permitted assigns.

10. Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

11. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Kentucky. This Note may not be varied, amended or modified except in writing signed by the Borrower and the Holder.

12. Waiver of Jury Trial. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES WARRANT AND REPRESENT THAT THEY EACH HAVE HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ITS JURY TRIAL RIGHTS.

13. Amendments. This Note may not be varied, amended or modified except in writing signed by the Borrower and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered by the Borrower as of the date and year first above written.

INTERSTATE DATA USA, INC.

By:
Print Name:
Title:

STATE OF __________	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____________ day of __________________________, 200__, by ______________________________, who is personally known to me or who has produced evidence satisfactory to me as to his identification.

NOTARY PUBLIC

Sign:

[seal]